UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2009

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following information is being furnished pursuant to both Item 1.02 and 2.03.

On December 3, 2009, Rainmaker Systems, Inc. (“Rainmaker”) executed a further amendment to its secured revolving line of credit (the “Revolving Credit Facility”) with the company’s lender, Bridge Bank. The amendment extends the maturity date of the Revolving Credit Facility from October 10, 2009 to October 10, 2010. The maximum amount of revolving credit available to the company remains at $6,000,000, with a $1,000,000 existing sub-facility for standby letters of credit, a $3,000,000 existing equipment finance sub-facility, and a new $1,700,000 term loan line which can be used for any borrowings until March 10, 2010. The interest rate per annum for revolving advances under the Revolving Credit Facility is equal to the greater of (i) 3.5%, or (ii) one quarter of one percent (0.25%) above the prime lending rate, currently at 4.5%. The interest rate per annum for advances under the equipment finance sub-facility and the term loan line is equal to a fixed rate of 6.0%. Advances under the equipment finance sub-facility are being repaid in equal monthly installments of approximately $88,000 through October 2011. As of December 3, 2009, the company had $2,029,000 outstanding under the equipment finance sub-facility and had one undrawn letter of credit outstanding under the Revolving Credit Facility in the aggregate face amount of $100,000. If any advances are made under the term loan line, all existing equipment sub-facility advances together with all term loan advances outstanding on March 31, 2010 will be re-amortized, and shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on April 10, 2010, and continuing on the same day of each month thereafter through March 31, 2013, at which time all amounts owed, if any, shall be immediately due and payable.

The amended Revolving Credit Facility is secured by substantially all of Rainmaker’s consolidated assets including intellectual property. Rainmaker must comply with certain financial covenants, including not incurring a quarterly non-GAAP profit or loss negatively exceeding by more than 10% the amount of the non-GAAP profit or loss recited in the company’s operating plan approved by Bridge Bank and maintaining unrestricted cash with Bridge Bank equal to the greater of $2.0 million or the principal amount of the indebtedness from time to time outstanding with Bridge Bank.

The Revolving Credit Facility contains customary covenants that will, subject to limited exceptions, require Bridge Bank’s approval to, among other things, (i) create liens; (ii) make annual capital expenditures above a certain level; (iii) pay cash dividends; and (iv) merge or consolidate with another company above a certain amount of total consideration. The Revolving Credit Facility provides for customary events of default, including nonpayment, breach of covenants, payment defaults of other indebtedness, and certain events of bankruptcy, insolvency and reorganization that may result in acceleration of outstanding amounts under the amended Revolving Credit Facility.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Loan and Security Agreement dated as of November 17, 2009 between RAINMAKER SYSTEMS, INC. and BRIDGE BANK, N.A.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 8, 2009		/S/ STEVE VALENZUELA
Date		(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer